Zhen Hui
Certified Public
Accountants
Hong Kong

振輝會計師事務所
Zhen Hui Certified Public Accountants
Units 1408-10, Dominion Centre,
43-59 Queen's Road East, Wan Chai, Hong Kong
香港灣仔皇后大道東43-59號東美中心1408-10室
Tel: (852) 2521 0706 Fax: (852) 2521 7624
Email:Audit@ZhenHuiCPA.com

Our ref. : H16140/HH

20 June 2022

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Dear Sir/Madam,

We have read the Company's statements made by CXJ Group Co., Limited included under Item 4.01 of its Form 8-K which we understand will be filed with the Securities and Exchange Commission, as part of the Form 8-K of CXJ Group Co., Limited dated June 20, 2022.

We agree with the statements concerning our firm in such Form 8-K.

Zhen Hui Certified Public Accountants 振輝會計師事務所 (香港)

Horace Man Kit HO
Zhen Hui Certified Public Accountants
Hong Kong